SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ X ] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[ X ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-12

                      WNC HOUSING TAX CREDIT FUND II, L.P.
                (Name of Registrant as Specified In Its Charter)


                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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

October 30, 2000


Re:      WNC Housing Tax Credit Fund II, L.P. (the "Partnership")


Dear Limited Partner:

Earlier this month we mailed you materials with regard to an amendment to the partnership agreement eliminating the requirement to automatically reproduce and mail copies of its quarterly and annual financial reports to the Limited Partners.

We had requested that you return a proxy to us by November 17, 2000, with your vote to approve the proposal. As of today, we have not yet received your proxy.

The general partners believe that such mailings are an unnecessary cost to the Partnership because:

o        the financial reports are already available over the internet;
o the reports are of limited use to the Limited Partners due to the nature of the Partnership's business; and
o        an investor may always request a copy of the financial reports by mail

Enclosed is a duplicate of the materials that were mailed to you earlier. If you have not already done so, please review, complete, and mail in your proxy today.

Very truly yours,

WNC & ASSOCIATES, INC.


Michele M. Taylor,
Director, Investor Services